Exhibit 99.1

Rica Foods, Inc. Announces Trust Amendment and Continued Progress

on its

Debt Restructuring Process

MIAMI, FL. May 21, 2004. Rica Foods, Inc. (AMEX: RCF) announced today that as of May 21, 2004, the Company entered into an amendment (the “Trust Agreement Amendment”) to the Trust Agreement (defined below) with certain of its lenders in connection with the Company’s debt restructuring.

On September 22, 2003, certain wholly-owned subsidiaries of the Company (the “Subsidiaries”) entered into a trust agreement (the “Trust Agreement”), governed under Costa Rican law, pursuant to which they established an irrevocable ten-year trust (the “Trust”) to guarantee any outstanding indebtedness owed to certain lenders (the “Principal Beneficiaries”).

In consideration for the establishment of the Trust, the Principal Beneficiaries agreed to waive any and all defaults, excluding defaults resulting from the failure to pay interest as due, that the Subsidiaries have committed or may have committed prior to March 22, 2004 (the “Amnesty Period”) with respect to outstanding indebtedness owed to the Principal Beneficiaries. Accordingly, the Subsidiaries were relieved of any obligation to make principal payments to the Principal Beneficiaries until the end of the Amnesty Period. The Subsidiaries were still required to pay interest to the Principal Beneficiaries in accordance with the terms of an agreed upon schedule. After the end of the Amnesty Period, the Subsidiaries were required to resume the payment of principal.

Pursuant to the Trust Agreement, the Subsidiaries transferred all of their real and personal assets, including forty parcels of land, to the Trust (the “Trust Assets”). Under the terms of the Trust Agreement, the value of the Trust Assets would be deemed, for purposes of the Trust, to be worth 70% of their appraised value, and would, at all times, have to be equal to a certain percentage of the indebtedness secured by the Trust.

As of the date of this report, all appraisals have been completed. The Company believes the Trust Assets have an appraised value sufficient to collateralize the indebtedness of the Principal Beneficiaries in accordance with the terms of the Trust Agreement and may be sufficient to collateralize additional loans in accordance with the terms of the Trust Agreement.

The Trust Agreement further provided that if the Subsidiaries failed to, among other things, make any principal or interest payment to any of the Principal Beneficiaries when due or became insolvent, the Subsidiaries would be in breach of the Trust Agreement (a “Breach”). Upon the Trustee’s notification to the Subsidiaries of a Breach, the Subsidiaries would have fifteen days to cure such Breach (the “Cure Period”). If the Subsidiaries failed to cure the Breach within the Cure Period, the Trust Agreement required the Trustee to sell the Trust Assets and use the proceeds of such sale to repay to the Principal Beneficiaries all outstanding indebtedness due and owed to them by the

Subsidiaries. Any proceeds remaining after repayment is made in full to all of the Principal Beneficiaries will be returned to the Subsidiaries. In the event of such sale, the Trust would terminate in accordance with the terms of the Trust Agreement.

The Trust Agreement also contemplated that additional Principal Beneficiaries could sign and become subject to the terms of the Trust Agreement on the condition that the value of the Trust Assets continued to be equal to a certain percentage of the indebtedness secured by the Trust.

Since the establishment of the Trust on September 23, 2003, the Company has satisfied its debt obligations to nine Principal Beneficiaries under the Trust Agreement. As of the date of this report, the Trust has only four Principal Beneficiaries remaining: Banco Interfin, S.A. (“Interfin”); Banco de Costa Rica; Banco Credito Agricola de Cartago (“Agricola”); and Banco Internacional de Costa Rica S.A. (“BICSA”).

The Trust Agreement Amendment modifies the Trust to reflect the above-described change in Principal Beneficiaries and eliminates any distinction in the Trust between Principal Beneficiaries and Secondary Beneficiaries. Additionally, the Trust Agreement Amendment modifies certain other provisions of the Trust, some of which are described below. (The Trust, as modified by the Trust Agreement Amendment, is hereinafter referred to as the “Modified Trust”).

The Modified Trust may secure up to an aggregate amount of US$44 million of indebtedness, which indebtedness could take the form of loans, bonds, or other extensions of credit.

The Trust Agreement Amendment provides for a new Trustee, Banco Improsa, S.A. The Trust Agreement Amendment further modifies the Trust by granting certain rights to, as well as imposing certain obligations upon, the Trustee, including granting to the Trustee the same rights as a creditor with regards to any mortgages transferred to the Trust and endorsed to the Trustee.

The assets of the Modified Trust currently include real estate properties and their corresponding mortgages, registered equipment and certain intellectual property (trademarks and brand names) of the Subsidiaries. All other types of assets currently in the Trust have been released from the Trust by the Trustee. However, the Subsidiaries may transfer new assets to the Modified Trust in order to increase the value of the Trust Assets. The Trust Agreement Amendment modifies the Trust to require that the total value of the Trust Assets be, at all times, equal to or greater than 125% of the aggregate amount of the total indebtedness secured by the Trust (which, as mentioned above, cannot exceed the aggregate amount of US$44 million). So long as this 125% threshold is met and subject to certain other conditions set forth in the Modified Trust, the Subsidiaries may solicit the Trustee for the release of some of the Trust Assets. The failure to maintain the 125% threshold, on the other hand, is grounds for the foreclosure and sale of the Trust Assets. Upon such an occurrence or the occurrence of any default of any credit agreement between a Principal Beneficiary and a Subsidiary, the Trustee may

dispose of the Trust Assets in accordance with the terms and conditions and following the procedures set forth in the Trust Agreement, as amended by the Trust Agreement Amendment.

Pursuant to the terms of the Modified Trust, each of the Subsidiaries has agreed to certain negative covenants. For instance, without the prior written consent of the Board of Beneficiaries (as defined below), the Subsidiaries have agreed not to (i) distribute any annual dividends to its shareholders unless (A) its total debt to equity ratio is less than 60% and (B) the amount of the annual dividends is, in the aggregate, equal to or less than 50% of its profit for that year; (ii) make any change in its stock ownership; and (iii) make any “insider loans”. The Trust Agreement Amendment does permit the Subsidiaries to make loans of up to $2.5 million annually to the Company upon certain terms and conditions.

The Modified Trust requires that the Subsidiaries, with certain exceptions, (i) maintain an amount of paid-in share capital equal to or greater than its stated share capital and (ii) maintain a current ratio, defined as a ratio of current assets to short term liabilities equal to or greater than 1.3.

In accordance with the Trust Agreement Amendment, a board of beneficiaries will be established to represent and protect the rights of the Principal Beneficiaries under the Modified Trust (the “Board of Beneficiaries”). The Board of Beneficiaries will be comprised of one representative of each of BICSA, Agricola, Interfin, Banco de Costa Rica, and, in the event the Company issues certain debt securities, Sama Puesto de Bolsa S.A. The board will have certain rights vis-à-vis the Company and the Trustee including, without limitation, the right to receive and review certain financial information provided by the Subsidiaries; notify the Principal Beneficiaries of a situation that might impair the Trust Assets; appoint a replacement Trustee (from three candidates chosen by the Subsidiaries); instruct the Trustee to cancel certain mortgages and other liens over the Trust Assets or to release certain Trust Assets; and represent the Principal Beneficiaries in certain decisions, in each case in accordance with the conditions of the Modified Trust and applicable law. All decisions of the Board of Beneficiaries will be made upon a majority vote of its members, with the President of the Board of Beneficiaries having a tie-breaking vote.

All provisions of the Trust Agreement and the Trust not modified by the Trust Agreement Amendment are anticipated to remain unchanged. The Company hopes that with the Trust Agreement Amendment in place, it will soon be able to finalize the debt restructuring process it commenced in January 2004.

The Trust Agreement Amendment provides that the Trust will terminate upon the performance by the Subsidiaries of all of their obligations under the credit agreements between the Principal Beneficiaries and the Subsidiaries, including the repayment of all of the outstanding indebtedness owed to the Principal Beneficiaries.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may affect the operating results of the Company are the following: (i) fluctuations in the cost and availability of raw materials, such as feed grain costs in relation to historical levels; (ii) market conditions for finished products, including the supply and pricing of alternative proteins which may impact the Company’s pricing power; (iii) risks associated with leverage, including cost increases attributable to rising interest rates; (iv) changes in regulations and laws, including changes in accounting standards, environmental laws, occupational and labor laws, health and safety regulations, and currency fluctuations; (v) the effect of, or changes in, general economic conditions; and (vi) risks associated with the Company’s lack of long-term capital financing commitments.

Words such as expects, anticipates, intends, plans, believes, seeks, estimates, should and variations of those words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements made by the Company and its management are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligations to update or review any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors that could affect the Company’s results, reference is made to the Company’s registration statements, reports, or other documents filed with the Securities and Exchange Commission.

For more information contact us at (305) 858-9480, or email: mmarenco@ricafoods.com.